Exhibit 99.1

PRESS RELEASE

INX Announces Record Revenues and Gross Profit for the Second Quarter 2011

DALLAS--(BUSINESS WIRE)--August 15, 2011--INX Inc. (OTC: INXI; the “Company”; or “INX”) today announced financial results for its second quarter ended June 30, 2011.

FINANCIAL RESULTS:

For the quarter ended June 30, 2011 compared to the same period in the prior year:

•	Total revenue increased 39.1% to a quarterly record of $116.9 million from $84.1 million; the increase was 37.7% compared to the third quarter of 2010, which was the previous record.
•	Product revenue increased 41.1% to $104.8 million from $74.3 million, with gross profit margin on product revenue decreasing to 19.4% compared to 20.3%.
•	Service revenue increased 23.7% to $12.1 million from $9.8 million, with gross profit margin on service revenue increasing to 22.3% compared to 20.7%.
•	Gross profit on total revenue increased 35.0% to $23.0 million compared to $17.1 million; the increase was 20.3% compared to the third quarter of 2010 which was the previous record.
•	Gross profit margin on total revenue decreased to 19.7% compared to 20.3%.
•	Operating income was $1.4 million compared to $1.1 million.
•	Net income was $585,000 compared to $6.4 million.
•	Diluted net income per share was $0.06 compared to $0.65.
•	The 2011 period includes a non-cash charge of $1.2 million for the impairment of goodwill and intangible assets compared to $594,000 in the prior year period.
•	The prior year period included an income tax benefit of $5.5 million related to releasing the valuation allowance.
•	Non-GAAP EBITDA (see reconciliation to GAAP below) increased 33.7% to $3.8 million compared to $2.9 million.
•	Non-GAAP EBITDA, adjusted for expenses to third parties associated with the restatement effort of $2.3 million and $647,000 respectively, increased 74.9% to $6.1 million compared to $3.5 million.

For the six months ended June 30, 2011 compared to the same period in the prior year:

•	Total revenue increased 27.1% to $195.9 million from $154.1 million.
•	Product revenue increased 28.0% to $173.0 million from $135.2 million, with gross profit margin on product revenue remaining the same at 19.2%.
•	Service revenue increased 20.7% to $22.9 million from $18.9 million, with gross profit margin on service revenue increasing to 21.8% compared to 19.0%.
•	Gross profit on total revenue increased 28.9% to $38.1 million compared to $29.6 million.
•	Gross profit margin on total revenue increased to 19.5% compared to 19.2%.
•	Operating loss was $2.2 million compared to operating income of $483,000.
•	Net loss was $958,000 compared to net income of $5.8 million.
•	Diluted net loss per share was $0.10 compared to diluted net income of $0.60.

•	The 2011 period includes a non-cash charge of $1.2 million for the impairment of goodwill and intangible assets compared to $594,000 in the prior year period.
•	The prior year period included an income tax benefit of $5.5 million related to releasing the valuation allowance.
•	Non-GAAP EBITDA (see reconciliation to GAAP below) decreased 61.2% to $1.3 million compared to $3.3 million.
•
Non-GAAP EBITDA, adjusted for expenses to third parties associated with the restatement effort of approximately $5.0 million and $717,000 respectively, increased 57.4% to $6.2 million compared to $4.0 million

Commenting on the financial results, Mark Hilz, INX's President and CEO, said, “We were very pleased with our revenue performance and overall results for the second quarter. These results were better than the expectations we had when we issued our outlook for the quarter.  Our revenue outlook for the second quarter was $105 million to $110 million.  Revenue came in higher than our expectations at $116.9 million.  Part of this higher than expected revenue was due to a number of transactions closing late in the quarter, some of which we had expected to close in the third quarter.  Our data center solutions practice continues to experience very robust growth and the unified communications solutions practice also experienced strong growth and has recovered nicely after the 2008-2009 recession.  As we had expected and announced with our first quarter results, expenses were extraordinarily high in the second quarter due to two categories of unusual expenses.  We incurred approximately $2.3 million of expenses to third parties related to the financial restatement process that was completed late in the second quarter.  As previously announced, we also recorded a non-cash charge for impairment of goodwill related to our Northern California region.”

The Company believes it now meets all of the listing standards and requirements of NASDAQ and is optimistic that it will achieve a re-listing with the Exchange in the near future.  However, the Company cannot be certain when or if, it will be re-listed.

OUTLOOK:

The following statements made by the Company are “forward-looking statements” and are subject to the Safe Harbor Statement set forth below.

We believe that our efforts towards creating a comprehensive national presence and the continued enhancements of our technology practice areas including network storage, server virtualization, contact center solutions, unified Communications and collaboration including video will result in continued growth opportunities for INX relative to the overall growth of the economy and technology industry.

While we cannot predict future economic conditions or general customer demand with certainty, based on information available to us we currently believe that the segment of the technology industry we operate in will continue to grow in 2011.  In addition, there are several factors specific to our business that we believe will contribute to an improving market for the solutions and services that we provide.  We believe the trend towards data center virtualization and virtual private cloud data center environments will create increasing demand for larger, more powerful servers optimized for a virtualized data center environment, and connected to networked NAS and SAN storage devices using 10 Gigabit Ethernet networking within the data center technology infrastructure market.  We believe the trend towards the use of IP network-based telephony and video communications will continue to create demand for the unified communications and collaboration solutions we provide, and that both of these trends will continue to create increased demand for the network infrastructure solutions that we provide.

Now that we are able to discuss GAAP revenue expectations, we plan to return to our former practice of providing a quarterly outlook of GAAP revenue.

We base our outlook for expected future revenue on our current contracts backlog, customer billings, recent contract bookings trends, management’s estimated sales pipeline, and our estimates of product availability from our vendors.

For the third quarter ending September 30, 2011 we currently expect:

•	Total revenue of $87 million to $93 million, which would represent an increase of 2.5% to 9.5% compared to the prior year period
•	Services revenue of $11.5 million to $12.5 million, which would represent an increase of 5.6% to 14.8% compared to the prior year period.
•
Approximately $400,000 in elevated costs related to enhanced auditing and internal controls over financial reporting remediation.  Although restatement costs were fully recognized by the end of the second quarter, we expect to have elevated costs for the balance of the year related to a higher level of auditing, remediation costs related to our weaknesses in internal control and duplicated financial resources as we transition our financial functions to our corporate headquarters.

Commenting on the Company's outlook, Mark Hilz, INX's President and CEO, said, “Our sales pipeline coming into the third quarter was strong in spite of the higher than anticipated bookings in the second quarter.  However, some of the unusually strong bookings and revenue in the second quarter did come at the expense of the third quarter.  In addition, we expect that the tension surrounding the recent debt ceiling debate and, recent worries over the economy have caused some customers to delay moving forward with projects. Therefore we are being a little more cautious in terms of our expectations for the third quarter.  On the expense side, although costs related to outside third parties involved with the accounting restatement have decreased substantially, we expect to continue to incur higher than normal expenses. These increased costs are due to more extensive quarterly reviews by our external auditors, certain internal costs related to remediating internal control weaknesses as well as costs related to transitioning our financial reporting to Dallas.  We expect these expenses will be approximately $400,000 higher than what we would normally expect in the third quarter, and to decrease as we move forward into the fourth quarter."

CONFERENCE CALL AND WEBCAST:

An investor webcast and conference call is scheduled to begin today, Monday, August 15, 2011, at 4:30 p.m. Eastern Daylight Time to present the results and the Company's updated outlook, as well as provide an opportunity for INX management to answer investors' questions in a public format.

James Long, Executive Chairman and Mark Hilz, President and Chief Executive Officer, are scheduled to be on the call to discuss the results and answer investors' questions.

The conference call will begin promptly at the scheduled time. Investors wishing to participate should call the telephone number at least five minutes prior to the scheduled start time.

To access the conference call within the U.S., dial 877-809-2547. For international/toll access, dial 706-634-9510. The conference ID is 90387367.

A slide presentation related to the information that will be presented on the call will be available for viewing during the conference call and webcast. To access the webcast presentation via the web, or download a PDF file of the slides used for the webcast, participants should access http://www.INXI.com/Webcasts/Q211call at least ten minutes prior to the call and log in to ensure web browser compatibility. Following the call, the above link will provide investors with the ability to access the presentation slides in PDF file format and listen to the replay conference call.

Beginning approximately one hour after the end of the conference call, for a period of sixty days, a replay of the conference call will be accessible by calling either (855) 859-2056 or (404) 537-3406 for international/toll access. The conference ID for the replay will be the same as the conference call ID referenced above. The replay of the conference call for listening via the Internet, as well as a PDF file of the slide presentation used during the call, will be available by the following morning, and through at least September 15, 2011, from the Company's web site at the link referenced above.

SAFE HARBOR STATEMENT:

The financial results presented in this press release are preliminary and subject to change until the Company files its Form 10-Q for the quarter ended June 30, 2011 with the Securities and Exchange Commission.  The statements contained in this document and conference call and related presentation that are not statements of historical fact including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on current expectations and are subject to a number of risks and uncertainties. We do not have contracts in hand that will generate the revenue that we expect for the current and future quarters for which we attempt to predict future events in the Outlook section of this press release above.

The actual results of the future events described in the forward-looking statements could differ materially from those stated in the forward-looking statements due to numerous factors, including:

•	Events that occur after the date of this announcement, as the results contained herein are subject to change based upon events or changes to circumstances subsequent to this announcement.
•	Market and economic conditions, including capital expenditures by enterprises for network, telephone communications and data center systems products and services.
•	Credit and financial market conditions that could impact customers' ability to finance purchases.
•	Whether the Company obtains anticipated contracts and other business, the timing of obtaining same, and the size and profitability of such contracts and business.
•
The Company's ability to attract and retain key management, sales and technical staff, and to successfully manage its technical employee resources, which is key to maintaining gross margin on services revenue.

•	The Company's ability to finance its business operations.
•	Risks associated with the Company’s entry into new markets and the ability of the Company to increase revenues and gain market share in recently opened new markets.
•	Risks associated with the Company’s introduction of offerings of additional areas of technology.
•	The Company's ability to obtain sufficient volumes of products for resale and maintain its relationship with its key supplier, Cisco Systems, Inc.
•	The continuance of, and the Company’s ability to qualify for, sales incentive programs from its key suppliers.
•
The Company's ability to identify suitable acquisition candidates and successfully integrate acquired companies, and the risk of unexpected liabilities or loss of customers and other unforeseeable risks associated with making acquisitions.

•	The Company’s ability to grow its revenues in newly opened and/or acquired offices in new markets.
•	The Company’s ability to manage its business in a manner that results in increased revenues without a proportional increase in the costs of operating its business.
•	Unexpected customer contract cancellations.

•	Unexpected losses related to customer credit risk.
•	Uncertainties related to rapid changes in the information and communications technology industries.
•	Unexpected outcome of the Company’s application to be relisted on NASDAQ.
•	Catastrophic events.
•
Other risks and uncertainties set forth from time to time in the Company's public statements and its most recent Annual Report filed with the SEC on Form 10-K, as such may be amended from time to time, which the Company makes available on its web site in PDF format at www.INXI.com/Information/sec.asp.

Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. The Company's past results of operations are not necessarily indicative of its operating results for any future periods. All information in this press release is as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto, or any change in events, conditions or circumstances upon which any statement is based.

ABOUT INX INC.:

INX Inc. (OTC: INXI) is a leading U.S. provider of IP based unified communications and data center/cloud infrastructure solutions for enterprise organizations.  Through its suite of technology offerings, INX provides organizations with advanced architecture solutions that also focus on the enabling infrastructure.  Services are centered on the design, implementation and support of network infrastructure, including routing and switching, wireless, security, unified communications, and cloud computing solutions incorporating both data center and desktop virtualization.  Customers include enterprise organizations such as corporations, as well as federal, state and local governmental agencies.  Because of its focus, expertise and experience, INX believes it delivers superior results for its customers. Additional information about INX can be found on the Web at www.inxi.com.

CONTACT:

INX Inc.:
   Mark Hilz
   Chief Executive Officer
   (469) 549-3800

Hayden IR:
   Brett Maas
   (646) 536-7331
   Brett@Haydenir.com

FINANCIAL STATEMENTS:

 INX INC.
CONDENSED BALANCE SHEETS
(In thousands, except share and par value amounts)

	June 30, 2011	December 31, 2010
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$8,034	$12,089
Accounts receivable, net of allowance of $701 and $651	91,768	64,493
Inventory, net	4,450	3,239
Deferred costs	2,549	2,767
Deferred income taxes	5,925	4,146
Other current assets	1,201	960
Total current assets	113,927	87,694
Property and equipment, net of accumulated depreciation of $8,382 and $7,312	5,300	4,793
Goodwill	12,490	13,532
Intangible assets, net of accumulated amortization of $2,317 and $1,946	376	1,015
Deferred income taxes	3,140	2,029
Other assets	179	75
Total assets	$135,412	$109,138

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	$125	$178
Accounts payable floor plan	62,067	41,129
Accounts payable	10,546	9,423
Accrued payroll and related costs	10,382	7,145
Accrued expenses	3,100	4,189
Deferred revenue	4,985	4,055
Other current liabilities	1,878	1,461
Total current liabilities	93,083	67,580
Non-current liabilities:
Non-current portion of capital lease obligations	—	55
Other liabilities	978	659
Total liabilities	94,061	68,294

Commitments and contingencies (Note 10)

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 15,000,000 shares authorized, 9,691,672 and 9,514,542 issued and outstanding as of June 30, 2011 and December 31, 2010, respectively	96	95
Additional paid-in capital	59,241	57,777
Accumulated deficit	(17,986)	(17,028)
Total stockholders’ equity	41,351	40,844
Total liabilities and stockholders’ equity	$135,412	$109,138

 INX INC.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2011	2010

Revenue:
Products	$104,802	$74,263
Services	12,108	9,792
Total revenue	116,910	84,055
Cost of goods and services:
Products	84,465	59,219
Services	9,408	7,768
Total cost of goods and services	93,873	66,987
Gross profit	23,037	17,068
Selling, general and administrative expenses	21,612	15,947
Operating income	1,425	1,121
Interest and other income (expense), net	24	(11)
Income before income taxes	1,449	1,110
Income tax expense (benefit)	864	(5,263)
Net income	$585	$6,373

Net income per share:
Basic	$0.06	$0.69
Diluted	$0.06	$0.65

Weighted average shares – basic	9,666,869	9,200,788
Weighted average shares – diluted	10,238,720	9,753,846

 INX INC.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Six Months Ended June 30,
	2011	2010

Revenue:
Products	$173,002	$135,164
Services	22,862	18,939
Total revenue	195,864	154,103
Cost of goods and services:
Products	139,845	109,166
Services	17,876	15,336
Total cost of goods and services	157,721	124,502
Gross profit	38,143	29,601
Selling, general and administrative expenses	40,326	29,118
Operating (loss) income	(2,183)	483
Interest and other income, net	31	80
(Loss) income before income taxes	(2,152)	563
Income tax benefit	(1,194)	(5,263)
Net (loss) income	$(958)	$5,826

Net (loss) income per share:
Basic	$(0.10)	$0.64
Diluted	$(0.10)	$0.60

Weighted average shares – basic	9,596,495	9,155,356
Weighted average shares – diluted	9,596,495	9,725,309

ABOUT NON-GAAP MEASURES:

In its communications with investors, the Company references certain non-GAAP financial measures, which differ from GAAP measurements.  The Company uses the term EBITDA which is calculated as GAAP net income plus net interest income/expense, income tax expense/benefit, and depreciation and amortization.  The Company also uses the term Non-GAAP Adjusted EBITDA which is calculated as EBITDA plus non-cash equity compensation expense, non-cash asset impairment charges, adjustments to estimated contingent purchase consideration, and discontinued operations.  The Company believes that providing these non-GAAP measures in its communications with investors is useful to investors for a number of reasons. These non-GAAP measures provide a consistent basis of presentation for investors to understand the Company’s financial performance in comparison to historical periods using the same methodology and information that the Company’s management uses to evaluate the Company’s performance. A reconciliation of non-GAAP financial measures to GAAP basis can be found below (amounts in thousands except share and per share amounts).

	3 Months Ended June 30,
	2011	2010

GAAP net income	$585	$6,373
Interest (income) expense	(24)	11
Income tax expense (benefit)	864	(5,263)
Depreciation & amortization	780	726
EBITDA	2,205	1,847
Non-cash equity compensation	412	424
Asset impairment charges	1,188	594
Contingent earnout adjustments	26	-

Adjusted EBITDA	$3,831	$2,865

Expenses related to restatement	2,313	647
Adjusted EBITDA excluding restatement expenses	$6,144	$3,512

	6 Months Ended June 30,
	2011	2010

GAAP net (loss) income	$(958)	$5,826
Interest (income)	(31)	(80)
Income taxes (benefit)	(1,194)	(5,263)
Depreciation & amortization	1,519	1,439
EBITDA	(664)	1,922
Non-cash equity compensation	724	992
Asset impairment charges	1,188	594
Contingent earnout adjustments	15	(254)

Adjusted EBITDA	$1,263	$3,254

Expenses related to restatement	4,986	717
Adjusted EBITDA excluding restatement expenses	$6,249	$3,971